UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – June 26, 2013

VUZIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53846	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

2166 Brighton Henrietta Townline Road, Rochester, NY 14623

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 26, 2013, Vuzix Corporation (the “Company”) held its annual meeting of stockholders at the Doubletree Hotel at 1111 Jefferson Road, Rochester, New York.

Paul J. Travers, Grant Russell, William Lee, Michael Scott and Alexander Ruckdaeschel were each elected as directors of the Company to serve until the 2014 annual meeting of stockholders and until their successors have been elected and qualified.

The stockholders ratified the board of directors’ appointment of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for 2013. The final voting results on these matters were as follows:

1.	Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Travers	1,507,627	10,345	324,107
Grant Russell	1, 491,636	26,336	324,107
William Lee	1,507,360	10,612	324,107
Michael Scott	1,507,360	10,612	324,107
Alexander Ruckdeaschel	1,507,360	10,745	324,107

2.  Ratification of appointment of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for 2013:

Votes For	Votes Against	Votes Abstained
1,831,881	2,591	7,607

The stockholders also ratified non-binding proposals to approve the compensation of the Company’s executive officers, as set forth in the Company’s Proxy Statement Compensation Table, and to fix the frequency of a shareholder vote regarding executive compensation as being every three (3) years. The final voting results on these matters were as follows:

A.  Ratification of Executive Compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,490,824	19,267	7,461	324,107

2.  Frequency of Shareholder Votes on Compensation:

1 Year	2 Year	3 Years	Abstained	Broker Non-Votes
78,859	6,521	1,425,480	7,112	324,107

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2013	VUZIX CORPORATION

	By:	/s/ Paul J. Travers
Paul J. Travers President and Chief Executive Officer